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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report: September 25, 2006

                     Advanced Refractive Technologies, Inc.
             (Exact name of the Company as specified in its charter)

            Delaware                 0--256111              33-0838660
  (State or other jurisdiction      (Commission           (IRS Employer
        of incorporation)           File Number)        Identification No.)

                           1062 Calle Negocio, Suite D
                         San Clemente, California 92673
                    (Address of principal executive offices)

              The Company's telephone number, including area code:
                                  949-940-1300

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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01   Changes in Registrant's Certifying Accountant

      On September 25, 2006, Peterson & Company, LLP ("Peterson") resigned as the Company's independent auditors.

      During the fiscal year ended December 31, 2005, and the subsequent interim period through the date of the resignation of Peterson, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peterson, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal year ended December 31, 2005 and through the date of resignation, there have been no "reportable events" (as that term is defined in Regulation S-B Item 304(a) (1) (v)).

      The report of Peterson on the financial statements of the Company for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2005 stated that our accumulated losses and lack of working capital raised substantial doubt about our ability to continue as a going concern.

      The Company provided Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner"), successor to Peterson, with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Squar Milner's letter, dated March 5, 2007, stating its agreement with such statements.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

      Exhibit 16 Letter, dated March 5, 2007, of Squar, Milner, Peterson, Miranda & Williamson, LLP

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Advanced Refractive Technologies, Inc.

By: /s/ Laurence Schreiber
   -----------------------
Laurence Schreiber, Executive Vice President and Secretary

Date: March 5, 2007